Exhibit 10.1

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

(“LESSOR”)

and

NEOSTEM, INC.

(“LESSEE”)

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive
Cambridge, Massachusetts

RIVERSIDE TECHNOLOGY CENTER

COMMERCIAL LEASE

BETWEEN

RIVERTECH ASSOCIATES II, LLC

AND

NEOSTEM, INC.

Agreement entered into this ____ day of August 2009 in consideration of the covenants and other benefits herein contained, the receipt and sufficiency of said consideration being hereby acknowledged (the “Lease”).

Rivertech Associates II, LLC, a Massachusetts limited liability corporation, c/o The Abbey Group, 575 Boylston Street, Boston, MA 02116 (herein “LESSOR”), does hereby lease to and NeoStem, Inc. a Delaware corporation duly qualified to do business in the Commonwealth of Massachusetts with a principal place of business in New York, New York (herein “LESSEE”), does hereby lease from said LESSOR, certain space located at 840 Memorial Drive, Cambridge, Massachusetts (herein “Building”) being that portion of the fourth (4th) floor of the Building (and certain ancillary space on the third (3rd) floor of the Building), shown on Exhibit A attached hereto (herein, “Lease Plan”) consisting of approximately 8,060 rentable square feet on said fourth (4th) floor and approximately 50 rentable square feet on said third (3rd) floor, for a combined approximate 8,110 rentable square feet, all as appearing on said Lease Plan, (the “Leased Premises” or “Premises”);  with the right in common with others in the Building to use such common areas of the Building as are designated by the LESSOR, from time to time including but not limited to the 1st  floor common lavatories; shared loading dock; shared passenger and freight elevators; and common walkways, driveways and lobbies; as well as the additional accessory areas set forth in Section 6 hereof.

1.   Lease Term.     LESSOR shall deliver the Leased Premises to the LESSEE as set forth in Section 32 hereof, the date of delivery being referred to herein as the “Delivery Date”. LESSEE hereby leases the Leased Premises for an original Term of thirty six (36) consecutive months (herein, “Lease Term”).  The Term of the Lease shall begin on that date which is the first day of the next calendar month after the Delivery Date occurs, referred to herein as the “Commencement Date”, and shall end on the last day of the calendar month which is thirty six (36) full months therefrom, referred to herein as the “Termination Date”.  The period between the Delivery Date and the Commencement Date (if any, as may be occasioned by delivery on a date other than the first of any calendar month) is referred to herein as the “Interim Period”, during which all terms and conditions of the Lease shall fully apply as set forth herein. The “First Lease Year” shall commence on the Commencement Date and shall end on the last day of the calendar month which is twelve (12) full months therefrom.   Each successive Lease Year shall be the next twelve full month period after the end of the First Lease Year.   By way of illustration, if the Delivery Date is September 10th, 2009 then: (i) the Commencement Date shall be October1, 2009; (iii) the First Lease Year shall begin on October 1, 2009 and shall conclude on September 30, 2010; the Second Lease Year shall begin on October1, 2010; and each successive Lease Year shall begin on the next October1st; and the Termination Date would be September 30, 2012.

LESSOR agrees to use commercially reasonable efforts to substantially complete LESSOR’s build-out and to deliver the Leased Premises on or before September 1, 2009; but LESSOR shall incur no liability, nor shall there be any abatement of Annual Base Rent or other payments due hereunder, if the Delivery Date occurs subsequent to said target date; provided, however, that in the event that the Delivery Date (as defined in Section 32) has not occurred on or before September 15, 2009 for whatever reason (the “Outside Termination Date”), then LESSEE shall have the right to terminate this Lease by written notice to LESSOR delivered within 15 business days after the Outside Termination Date, and the Lease shall be deemed to be terminated if the Delivery Date has thereafter not occurred by September 30, 2009 (absent separate written agreement of the parties).

The Term may be extended as contemplated by Section 33 hereof.

2.   Annual Base Rent and Additional Rent.     LESSEE shall pay to LESSOR an Annual Base Rent pursuant to the schedule below during each Lease Year (or portion thereof as the case may be) of the Term hereof, (herein, “Annual Base Rent”).  Annual Base Rent shall be payable in advance, in equal monthly installments, due on the first day of each calendar month, pursuant to the schedule below. Annual Base Rent due for any partial month shall be prorated based on the number of days in that month.  LESSEE’s first payment of Annual Base Rent for the first month of the first Lease Year and LESSEE’s payment of Annual Base Rent for the Interim Period (which shall be calculated by multiplying the number of days in the Interim Period (i.e. starting with the Delivery Date through the last day of the month prior to the Commencement Date) by an applicable per diem rate reflecting Annual Base Rent for the First Lease Year (First Six Months) on an annualized basis shall both be due on the Delivery Date.

All payments of Annual Base Rent (and any Additional Rent or other sums due LESSOR) shall be made to LESSOR at 575 Boylston Street, Boston, Massachusetts 02116 or to such other agent or at such other place as LESSOR may designate in writing.  The covenants to pay all Annual Base Rent and all Additional Rent hereunder (collectively, “Rent”) shall be independent from any and all other covenants of LESSOR to LESSEE hereunder; and all Rent shall be promptly paid when due hereunder.

LESSEE shall pay interest from the date due, at an annual rate of eighteen (18%) percent of any installments of Annual Base Rent, or Additional Rent or other payments which are not received by LESSOR within ten days after written notice from LESSOR that any such Rent was not received.

SCHEDULE OF ANNUAL BASE RENT

Lease Year	Annual Base Rent	Monthly Installment
First Lease Year (first six months)	$243,300.00	$20,275.00

First Lease Year (last six months)	$324,400.00	$27,033.33

Second Lease Year	$356,840.00	$29,736.67

Third Lease Year	$369,005.00	$30,750.42

This Lease is intended to be a triple net lease, and as such LESSEE shall also be responsible for payment of its pro rata share of Operating Expenses (see Section 3 herein), real estate taxes (see Section 4 herein) and utilities (see Section 7 herein).  All payments due to LESSOR hereunder in addition to those under Section 2 shall be deemed to be “Additional Rent” characterized as such, or as “Rent” interchangeably.

LESSEE’s allocable pro rata share is 6.29% (the LESSEE’s “Allocable Percentage”) as that concept is used herein to compute Additional Rent.

3.  Additional Rent (Operating Expenses).     LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE’s Allocable Percentage of any and all actual Operating Expenses attributable to the Building for said year of the Lease Term (herein, “Additional Operating Expense Rent”).  Operating Expenses as set forth in Exhibit B hereto are the unaudited actuals for calendar year 2008 (and will be subject to change based on actual costs and expenses incurred for each of the categorized Exhibit B costs and expenses in the remainder of 2009 and for each subsequent calendar year during the Term).

“Operating expenses” means the costs incurred by the LESSOR in connection with the operation, management and maintenance of the Building.” Operating Expenses” shall not include the following:  the costs of LESSEE’s or any other tenant’s improvements and services for which LESSEE or any tenant is obligated to reimburse LESSOR, or pays third persons at LESSOR’s directions; the costs of improvements to other tenants’ or vacant tenant spaces (vis a vis common areas) in the Building; income or franchise taxes of the LESSOR; the costs incurred in any rehabilitation, reconstruction or other work occasioned by any insured casualty (i.e. as to which LESSOR is required to carry insurance hereunder), or by the exercise of the right of eminent domain (except to the extent of any so-called “deductible” amount under policies of insurance or any costs actually incurred for which any insurance company does not reimburse or compensate LESSOR or owner); depreciation or interest payments on the building; general corporate overhead of the LESSOR entity; expenses incurred in any direct dispute with any particular tenant (other than those incurred which are of benefit to or protect the rights of other tenants in the building, generally); costs of renovations to vacant or other tenants’ spaces; costs of capital improvements to the Building its systems and appurtenances (but not including maintenance, repairs or replacements), and any rental payments for equipment which, if purchased, would be excluded as a capital improvement under generally accepted accounting standards in LESSOR’s reasonable judgment; costs for the removal, encapsulation or other remediation of hazardous substances in the Building or the land unless such hazardous substances were introduced by LESSEE; brokerage and advertising costs in seeking or leasing to new tenants; and penalties incurred due to LESSOR’s willful violation or any direct violation of any government order; any ground or underlying lease rental; bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the building or the property; costs arising from LESSOR’s charitable or political contributions; costs of selling, syndicating, financing, mortgaging or hypothecating any of LESSOR’s interest in the Building; management fees paid or charged by LESSOR in connection with the management of the building other than a management fee based on five (5%) percent of income which is the management fee uniformly and customarily charged to other tenants in the Building by LESSOR; costs and expenses (including taxes) to operate the parking garage, valet and other parking services for the building, and any replacement garages or parking facilities and any shuttle services as may be placed in service, including any capital improvements to the parking areas; direct expenses in connection with services directly and selectively provided to other tenants of the Building; costs and expenses paid to subsidiaries or affiliates of LESSOR for goods or services to the extent the amount exceeds (without justification) generally accepted costs or expenses incurred by other comparable buildings in Cambridge, Mass.

LESSEE shall pay its Allocable Percentage of Additional Operating Expense Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder.  LESSOR, at its discretion, may assess LESSEE for any extraordinary item of cost or expense which may actually occur as a direct result of LESSEE’s own distinct uses or activities which shall be itemized, invoiced separately, and paid by LESSEE within thirty (30) days of its receipt of the invoice.  Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall provide LESSEE with a reasonably detailed accounting of Operating Expenses for such prior calendar year, and shall adjust the prior year’s schedule of Additional Operating Expense Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate.  LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice.  Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward current monthly Rent or paid to LESSEE within thirty (30) days.

Upon LESSEE’s request, subsequent to LESSEE’s receipt of such annual accounting, LESSOR shall make available to LESSEE for inspection, during normal business hours and at LESSOR’s offices in Massachusetts, all relevant books, records and invoices upon which Operating Expenses are calculated.  If there is any dispute, LESSOR and LESSEE shall attempt to negotiate reconciliation thereof, neither party being under any obligation to enter into any such settlement or compromise.  If such negotiated reconciliation fails, then either LESSOR or LESSEE, upon thirty (30) days prior written notice to the other, may submit any dispute regarding Operating Expenses to arbitration in the City of Cambridge or Boston, Massachusetts under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association and the decision and award of the arbitrator(s) shall be final and conclusive on the parties and enforceable in any court of competent jurisdiction.  All such arbitration results shall apply to the parties only (and not any other tenants of the Building) and shall be kept confidential by LESSOR and LESSEE.  Each party shall be responsible for its own costs and expenses of the arbitration proceedings.

4.   Additional Rent (Real Estate Taxes).     LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof, shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE’S Allocable Percentage of all sums attributable to the municipal real estate taxes on the Building and land on which it is situated (herein the “Additional Real Estate Tax Rent”).

Notwithstanding the foregoing, LESSOR shall be under no obligation to file for any abatement of taxes for FY 2009, 2010 or any other fiscal year, and LESSEE shall pay all amounts as invoiced by LESSOR, receiving a rebate based on its Allocable Percentage only if abatement is sought and received by LESSOR.

LESSEE shall pay its Allocable Percentage of Additional Real Estate Tax Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder.  Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the prior year’s schedule of Additional Real Estate Tax Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate.  LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice.  In the event of any disagreement, the parties shall engage in the negotiation and arbitration processes set forth in the last paragraph of Section 3 hereof.  Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward Additional Rent or paid to LESSEE within thirty (30) days.  LESSOR shall provide copies of the relevant tax bills to LESSEE within a reasonable time after LESSEE’s request.

5.   Security Deposit.     Upon execution hereof, LESSEE shall post with LESSOR (and maintain at all times during the Original and Extended Term), a Security Deposit in the amount of Eighty Four Thousand One Hundred Forty One ($ 84,141.00) Dollars (the “Security Deposit Amount”) as described below; which shall be held as security for LESSEE’s performance as herein provided, to be returned to LESSEE at the end of this Lease Term (as may be extended), subject to LESSEE’s satisfactory compliance with the terms and conditions hereof.  To the extent LESSEE has not defaulted (beyond any notice, grace and cure periods) in the performance of any LESSEE’s obligations under this Lease prior to the second Lease Year hereunder, then LESSEE may reduce the Security Deposit Amount to Fifty Six Thousand Ninety Four ($ 56,094.00) Dollars for the balance of the Term hereof as of the start of the second Lease Year.  LESSEE may do so by delivery of cash or a replacement Letter of Credit to the Letter of Credit posted below.

The Security Deposit Amount shall be delivered to LESSOR, on LESSEE’s execution of this Lease, either by:

(a)	certified or bank check drawn on a Massachusetts bank (which sum, plus any interest thereon, LESSOR shall be entitled to commingle and use with LESSOR’s own funds); or

(b)	irrevocable stand-by Letter of Credit, drawn on a commercial bank reasonably acceptable to LESSOR.

If available to LESSEE, the Letter of Credit shall be the full term of this Lease.  However, the Letter of Credit may be written on an annual basis with a provision that it may be drawn upon if LESSEE fails to provide a renewal or replacement therefor forty-five (45) days prior to the expiration of the then existing Letter of Credit.

The Letter of Credit shall: (i) name LESSOR as beneficiary; (ii) be for a term equal to the Lease Term (or any extended term, as and when appropriate); (iii) be cancelable only with a minimum 30 days prior notice to LESSOR; and (iv) be substantially in the form attached hereto as Exhibit C and in all respects in form and substance reasonably satisfactory to LESSOR.

LESSOR reserves the right, at any time, at which the LESSOR reasonably questions the economic viability of the bank issuing the then existing Letter of Credit, to require that the original Letter of Credit be replaced by another Letter of Credit issued by another commercial bank reasonably acceptable to LESSOR.  LESSEE shall be required to make its substitution within fifteen (15) days from receipt of LESSOR’s notice.  Failure to provide said replacement Letter of Credit shall entitle LESSOR to draw on the existing Letter of Credit and hold the cash proceeds thereof as the Security Deposit hereunder.

6.   Use of Leased Premises.     LESSEE shall use the leased premises for general office, research and development, and laboratory space (inclusive of an adult stem cell collection center) only, which uses LESSOR warrants and represents are currently allowed under local zoning regulations (subject to compliance with federal, state and municipal safety, healthy, building, and sanitary codes).  LESSEE will use the Leased Premises in a careful, safe and proper manner and will not do or permit any act or thing which is contrary to any legal or insurance requirement referred to in Section 17 hereof or which might impair the value of the Leased Premises or Building or any part thereof or which constitutes a material risk to the safety, health or well-being of other Lessees in the Building or the community, or creates a public or private or private nuisance or waste.

LESSEE shall not be entitled to bring any animals (including without limitation laboratory mice, rats or other mammals or primates, reptiles or aquatic life); micro-organisms; or bacteriological, biological, or pathological agents into the Building or the Leased Premises without prior written notice to LESSOR and LESSOR’s express written consent; which consent LESSOR shall not unreasonably withhold, delay or condition.  LESSOR hereby expressly approves LESSEE’s use of the animals, micro-organisms, bacteriological, biological, and pathological agents listed on Exhibit E attached hereto in the Leased Premises.  As to any of the foregoing, if and to the extent permitted by LESSOR, LESSEE, at its sole cost and expense, shall comply with all applicable local, state and federal governmental statutes, regulations, rulings and orders applicable thereto (including procuring any required permits or authorizations).  LESSOR may condition its consent to the presence of such animals based on quantity, type, arrangements for storage, sanitation, transportation, and other physical and logistical considerations as LESSOR may reasonably determine in each instance and from time to time as circumstances may require.   LESSEE hereby indemnifies and holds harmless LESSOR from and against any and all damages, liabilities, claims, demands, actions or other losses arising from LESSEE’s non-compliance with this clause, or non-compliance with any conditions imposed by LESSOR hereunder in the future.

LESSEE shall have access to the Leased Premises and the Building parking garage for LESSEE’s use seven days per week and twenty four hours per day for each day of the Term, subject to the provisions of Section 7 hereof relative to overtime heat and air-conditioning.  LESSEE shall keep the Leased Premises in a clean and orderly and presentable condition equivalent to the reasonable standards set by LESSOR for the Building; and LESSEE shall be solely responsible to provide its own cleaning and janitorial services to the Leased Premises, at its sole cost and expense.

LESSEE shall be responsible for its own cleaning of the Leased Premises, and the prompt and proper disposal of all garbage, refuse, debris and other waste as mandated by reasonable Building regulations.  LESSOR shall provide and maintain a trash dumpster and/or compactor at the Building loading dock, for the non-exclusive use of all tenants for disposal of non-hazardous/non controlled materials and substances.  LESSEE may, but shall not be obligated (except as required by law) to implement a recycling program, but its implementation, maintenance, or operation shall be, except as required by law, without any cost or expense to LESSOR or any other tenants of the Building.  Except as required by law, LESSOR is not obligated to coordinate any such program in any respect.

In addition to its rights to occupy and use the Leased Premises, LESSEE shall also be entitled to use the following areas, as follows:

(a)           LESSEE shall be entitled to the shared use (with other tenants) during the Lease Term of an emergency generator provided by LESSOR.  LESSOR will maintain and service the emergency generator during the Term.   LESSEEis required to install, prior to its use thereof, at its own cost and expense (but under LESSOR’s direction), a separate panel to the existing emergency generator panel, along with a separate submeter to allow readings of LESSEE’s own use. LESSOR shall be entitled to access the submeter periodically and shall invoice LESSEE for its use, which invoices shall be paid by LESSEE within thirty (30) days of receipt, said payments to be considered to be Additional Rent hereunder.  As an express condition to LESSEE’s use of the emergency generator as provided above, LESSEE agrees its use of the emergency generator shall be at its sole risk at all times, and that LESSOR shall not be liable for any claims, damages or liabilities arising the operation or malfunction of the emergency generator, unless LESSOR fails to adequately maintain or service the emergency generator.

All tenants sharing use of the emergency generator, from time to time, shall pay their own proportional share for its operation (including without limitation all costs and expenses of service and maintenance), with LESSEE to be responsible for its respective proportional share. Payments shall be made within thirty (30) days of invoicing by LESSOR.  Cost sharing allocations shall be based on the amount of power (amperage) allocated to each such tenant by LESSOR, such that all tenants engaged in such sharing shall account for 100% of all such costs.  For example two tenants sharing the emergency generator where tenant A is allocated 30% and tenant B allocated 70% shall share all such costs in that proportion; if a third tenant is added such that tenant A is allocated 30%, tenant B allocated 40%, and tenant C allocated 30% then they shall share all such costs in that proportion; etc.  Tenant shall have the right to review LESSOR’s documentation resulting in any charges to LESSEE hereunder upon request.

Alternative to the use of the shared emergency generator, LESSEE shall have the option in its discretion to install its own emergency generator in a location either on the roof of the Building, or alternatively, in another location designated by LESSOR (e.g. parking garage level) by mutual agreement of LESSOR and LESSEE; LESSOR to approve the specifications therefor (such approval not to be unreasonably withheld or delayed); with all costs and expenses thereof to be borne by the LESSEE.

(b)           LESSEE shall be entitled to install its own additional HVAC equipment, antennas, satellite dishes and other communications equipment on the roof of the Building (with wiring, cabling, ducting, and conduits, as needed through the Building to the Leased Premises); LESSOR to approve the locations and specifications therefor (such approval not to be unreasonably withheld or delayed); with all costs and expenses thereof to be borne by the LESSEE (including all costs and expenses of operation, servicing, maintenance and repair;

(c)           LESSEE shall have the exclusive use of an acid neutralization system to be installed by LESSOR in the Leased Premises (LESSOR representing that it is in good operating condition and repair (including lime chips) and proper working order as of the Delivery Date, as required by the MWRA, but otherwise making no representations or warranties with respect thereto); LESSEE being fully responsible to all maintenance, repairs and replacements thereto at its sole cost and expense and for obtaining its own MWRA permit therefor.

7.   Utilities.     LESSOR shall provide to the Leased Premises the building standard facilities for heat and air conditioning for the Leased Premises, and also to the common areas and facilities which LESSEE enjoys the right to use, as required for comfortable occupancy, during 8 AM to 6 PM each business day (herein “Normal Business Hours”).

LESSOR shall provide electricity to the Leased Premises (to be distributed throughout the Leased Premises however, at LESSEE’s sole cost and expense).  Notwithstanding the foregoing, LESSEE shall pay all charges for electricity used on the Leased Premises.  LESSEE shall pay all actual charges, without mark-up or profit to LESSOR, for electricity used on the Leased Premises as it may be separately metered to the Leased Premises, or based on LESSEE’s Allocable Percentage of the total electric bill for the Building if not separately metered or if only partially separately metered to the Leased Premises (whichever or both as may be applicable), at the reasonable determination of the LESSOR.   LESSOR shall determine any such electric charges not separately metered to the Leased Premises in a uniform and non-discriminatory manner relative to other lessees and occupants in the Building whose electric charges are not separately metered.  LESSEE shall pay its electrical charges to LESSOR as invoiced by LESSOR on a monthly basis (whether based on actual or estimated charges) within thirty (30) days of its receipt of the invoice.  Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the LESSEE’s prior year’s electrical payments to account for the actual and properly accrued charges, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate.  LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice.  In the event of any disagreement, the parties shall engage in the negotiation and arbitration processes set forth in the last paragraph of Section 3 hereof.  Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward then current Rent.  LESSOR shall provide copies of the relevant electric bills, and information regarding which spaces in the Building are not separately metered to other lessees and occupants, to LESSEE upon LESSEE’s request.

LESSOR shall maintain an average temperature in the Building between 60 degrees Fahrenheit and 80 degrees Fahrenheit at all times; and an average temperature in the Leased Premises generally between 68 degrees Fahrenheit and 76 degree Fahrenheit during Normal Business Hours.  LESSOR shall make available overtime heat and air-conditioning and LESSEE shall pay as additional rent, overtime heat and air-conditioning as may be requested by LESSEE for the Leased Premises on the basis of $ 150.00 per zone (there being one zone in the office portion of the Leased Premises), per hour, (subject to increase by the same percentage amount by which the standard electric rates are increased), as billed by LESSOR.  LESSEE shall give LESSOR forty eight (48) hours prior notice of any requirements for specialized overtime heating and air-conditioning.  LESSOR shall not be liable to LESSEE for any interruption, interference, damage or loss to LESSEE’s research or experimentation occasioned as a result of any failure in the heating, ventilation, air conditioning, or electrical services or other utilities servicing the Building or the Leased Premises not caused by LESSOR’s negligence, willful misconduct, or failure to use reasonably diligent efforts to restore any service interruption within its reasonable control.  No plumbing or electrical work which affects the base Building systems or which requires a municipal permit or which may interfere with any other tenant in the Building shall be done without LESSOR’s approval which approval shall not be unreasonably withheld or delayed and the appropriate municipal permit and inspector’s approval.  Hot and cold water for domestic type sanitary and drinking purposes and ordinary office pantry purposes (only) shall be supplied at LESSOR’s expense.  There shall be separately metered and separately paid for by LESSEE, non-potable laboratory water and water for other particularized uses in the Leased Premises.

LESSOR shall also provide the following services in accordance with comparable first class research laboratory and office buildings in the mid-Cambridge submarket at no additional charge: (a) non-exclusive shared passenger and freight elevator service and loading dock service to the Leased Premises on a 24-hour basis, (b) base Building fire and life-safety systems; and (c) janitorial and cleaning service to common lavatories and common areas.

LESSEE shall not be required to pay for any utilities as aforesaid to the extent the same are included in Operating Expenses.

8.   Compliance with Laws.     LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any federal or state law or administrative regulations, or any municipal ordinance or regulations in force at any time in Cambridge.  LESSEE shall keep all employees working in the Leased Premises covered with Worker’s Compensation Insurance, as applicable.  Specifically, LESSEE shall be responsible for causing the Premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereto.  LESSEE shall strictly adhere to any and all federal, state, and municipal laws, ordinances, and regulations governing the use of LESSEE’s laboratory scientific experimentation.  LESSEE shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the Premises; its scientific experimentation; transportation; storage; handling; use and disposal of any low level radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials.  LESSOR agrees to cooperate (with no direct or indirect costs or expenses, or increase in any liability whatsoever, to LESSOR) with LESSEE’s reasonable efforts to obtain and maintain in force and effect all such permits. LESSEE shall promptly give notice to LESSOR of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any Court of Law, and shall promptly cure the conditions causing any such violations; and LESSOR shall permit LESSEE to cure said harm or hazard prior to any active intervention by LESSOR, except where such intervention is necessitated by the emergency nature of the harm or hazard; or where the harm or hazard impairs the value of the Building, (directly or as collateral on any debt); interferes with any other tenant’s rights; or is required by any governmental agency or authority.

Throughout the Term, LESSOR shall cause the base Building (including common areas and lavatories) to comply with all applicable laws, governmental rules and regulations.

LESSEE shall fully indemnify and hold harmless in all respects LESSOR from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSEE has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the conduct of its activities on the Leased Premises (especially relating to or involving hazardous substances), or LESSEE’s obligations and responsibilities as set forth above and herein, and excepting liability for any claims and damages resulting from the acts or negligence of LESSOR or its agents or employees.

LESSOR shall fully indemnify and hold harmless in all respects LESSEE from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSOR has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the negligence of LESSOR or LESSOR’s breach of its obligations under this Lease, and excepting liability for any claims and damages resulting from the acts or negligence of LESSEE or its agents or employees.

9.   Fire and General Insurance Requirements.     LESSEE shall not permit any use of the Leased Premises which will make voidable, increase any premium (unless LESSEE agrees to pay such increase), or decrease any insurance on the Building and property of which the Leased Premises are a part, or on the contents of said Building, or which shall be contrary to any law, regulation, or order from time to time to established or issued by the local Fire Department, or any similar body, or any restriction contained in any of LESSOR’S insurance policies as to the Building and property of which LESSEE has been notified.  LESSEE shall, within 30 days after demand accompanied by reasonable evidence, reimburse LESSOR, all extra insurance premiums caused by LESSEE’s use of the Leased Premises for other than standard office purposes. LESSOR shall insure the Building on a replacement cost basis and maintain a policy of commercial liability insurance, all in manner consistent with owners of comparable first class research laboratory and office buildings in the mid-Cambridge submarket.  Each party hereby waives any right of recovery against the other for injury or loss covered by insurance maintained or required to be maintained by such party to the extent of the injury or loss covered and paid by the applicable insurance company (or, if such party failed to maintain the insurance required hereunder, which would have been paid by the applicable insurance company if such party had maintained such insurance).

LESSEE shall not vacate the Leased Premises or permit the same to be unoccupied other than during LESSEE’s customary non-business days or hours, unless suitable alternative arrangements are made with LESSOR to ensure the security of the Leased Premises and its maintenance in a safe condition not posing any threat of any harm to any other tenants in the Building.

10.  Maintenance of Leased Premises.     LESSOR shall be responsible for all structural maintenance of the Leased Premises including without limitation the roof of the Building of which the Leased Premises are a part and for the normal maintenance, repair and replacement of all LESSOR’s heating and cooling equipment, doors, locks, plumbing, and electrical wiring and base Building electrical and mechanical equipment, elevators, base Building fire and life-safety systems, common areas and lavatories, parking areas and walkways, all in accordance with standards applicable to comparable first class research laboratory and office buildings in the mid-Cambridge submarket, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE, and chemical, water or corrosion damage from any source within the control of LESSEE.  LESSEE agrees to maintain at its expense all other elements and components of the Leased Premises in the same condition as they are at the commencement of the Term or as they may be put in during the Term of this lease, normal wear and tear and damage by fire or casualty only excepted, and whenever necessary, to replace light bulbs (after the first six months of the Term), plate glass and other glass therein, acknowledging that the Leased Premises upon delivery are in good order and the light bulbs and glass whole.  LESSEE will properly control or vent all solvents, degreasers, and the like and shall not cause the area surrounding the Leased Premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles.  LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, suffer any waste of the Leased Premises, nor keep any animals within the Leased Premises (except as otherwise expressly provided herein).  Any maintenance which is the responsibility of LESSOR and which is necessitated by some specific aspect of LESSEE’s willful acts or negligent use of the Leased Premises shall be at LESSEE’s expense.  All maintenance provided by LESSOR shall be performed as reasonably required at LESSOR’s discretion and except for emergencies, during LESSOR’s normal business hours (unless the same shall materially interfere with the operation of LESSEE’S business, in which case during reasonable times that will minimize interference).  LESSEE may not keep any animals on the Leased Premises without prior written notice to and approval from LESSOR in each instance, which approval may be denied or conditioned in LESSOR’s reasonable discretion.  LESSEE shall be solely responsible for maintenance and operation of any and all of its systems installed or servicing the Leased Premises, and shall waive any and all claims against LESSOR and other tenants in the Building for any damage, impairment, or loss relative to these systems unless caused by the acts or negligent or reckless acts of those persons.  Specifically, LESSEE shall maintain, at its sole expense, and pay all charges for electrical service and use of, the following: (a) LESSEE’s customized “cold room” or “warm room” (if any) and all equipment associated with its operation; and, (b) backflow preventers; (c) acid neutralization chip tanks; and (d) any other specialized equipment or mechanical systems servicing the Leased Premises.

11.   Lessee’s Alterations to Leased Premises – Condition at Lessor’s Delivery – Lessee’s Construction Allowance.    LESSEE shall not make structural alterations or additions of any kind to the Leased Premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, said consent not to be unreasonably withheld or delayed.  Except with respect to decorative work (such as painting and carpeting) for which a building permit is not required, plans and specifications shall be submitted by LESSEE to LESSOR in each instance, in advance of any proposed work, in sufficient detail and scope to enable LESSOR to make a reasonable determination thereon.  LESSOR shall not charge LESSEE for any supervisory, management or other fees of its own staff (but may charge LESSEE for any reasonable fees required from third party engineers deemed necessary by LESSOR in order to fully review and approve LESSEE’s work).  All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction.  If LESSOR performs any requested services for LESSEE in connection with such alterations or otherwise, any invoice therefor will be promptly paid.  LESSEE shall be responsible to use such contractors as will ensure harmonious labor relations in the Building and on the site; and to prevent strikes, work stoppages, picketing and other labor actions. LESSEE shall provide LESSOR with reasonably acceptable general liability and builder’s risk insurance certificates naming LESSOR and its lender as additional insureds prior to the commencement of any work by LESSEE. LESSEE shall not permit any mechanics liens, or similar liens, to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released, removed or bonded forthwith without cost to LESSOR.  Any alternations undertaken by LESSEE, including without limitation window blinds or other window treatments, shall be building standard unless LESSOR expressly agrees otherwise.  LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the Building of which the Leased Premises are a part, provided such changes do not interfere with LESSEE’s use or access to such areas and facilities.

Notwithstanding the foregoing, prior to the commencement of the Term hereof LESSOR shall, at its sole cost and expense, deliver the Leased Premises to the LESSEE on the Delivery Date as set forth in Section 32 hereof, in an “AS/IS” condition in all respects; but nevertheless such that:

(i)           the Leased Premises conforms to LESSOR’s standard Buildingspecificationswith all base building systems in good working conditionand suitable for general laboratory uses;

(ii)           the base Building (including common areas and lavatories) is ADAcompliant;

(iii)           the Leased Premises is ADA compliant, and with code compliantdemising walls and common area corridors; and

(iv)           the Leased Premises conforms with the specifications for “Landlord’sWork” set forth on Exhibit D hereto;

(v)           The following items of “additional work” shall be completed:

-	Hoods – LESSOR will complete installation of 2 chemical hoods (not including plumbing), with flammable storage bases for the hoods; and LESSOR will cap cup sink openings

-	Electric outlets – LESSOR will provide 12 electrical outlets on knee spaces on lab benches

-	Ice Machine – LESSOR will install Tenant provided ice machine

-
Fire safety – LESSOR will provide the sprinklers to the Leased Premises and smoke detectors, up to code requirements; and LESSOR will provide 4 fire extinguishers to LESSEE for its use (but makes no warranties or representations of any kind with respect to their use)

-	Chemical storage – LESSOR will provide additional chemical storage space to LESSEE as designated by LESSOR on the lower level of the Building, at LESSEE’s sole cost and expense

-	Loading Dock Signage – LESSSOR will provide directional signage on the Loading Dock.

Any other items of work that LESSEE desires to be done by LESSOR shall be separately priced and agreed to in a “side letter”, but shall not be deemed to be a condition for delivery of the Leased Premises by LESSOR nor shall it delay the Delivery Date.

LESSEE may make alterations to the Premises, inclusive of installing and equipping the Premises for laboratory and research use, commencing upon LESSOR’s approval of LESSEE’s plans and specifications as contemplated above (herein, “LESSEE’s Build-Out”).  LESSEE’s customized improvements to the Leased Premises, including without limitation all laboratory equipment (and including but not limited to hoods, vacuum pumps, and RODI water system(s)) shall be provided and installed at LESSEE’s sole cost and expense, and shall remain the property of LESSEE.  LESSEE may make alterations to the Leased Premises that include, without limitation, the following:  (i) transforming an  interior lab into a “glasswash facility” including installation of a glasswasher, autoclave, and pure water systems, (ii) placing cable data and telephone drops throughout the Leased Premises; (iii) carpeting lab offices; (iv) installing shelving; and (v) installing electrical outlets within the Leased Premises and tying into the emergency generator system at the appropriate locuses.

12.   Assignment and Subletting.     LESSEE covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest therein will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner by reason or by act or omission of LESSEE, or used or occupied, or permitted to be used or occupied, by anyone other than LESSEE, its servants, agents and employees, or for any use or purpose other than as above stated, or be sublet, or offered or advertised for sub-letting, without in each case LESSOR’S prior written consent, which shall not be unreasonably withheld, or delayed. Notwithstanding the foregoing, LESSOR’s prior written consent shall not be required for any assignment or sublet to an entity which owns or controls LESSEE, or is owned or controlled by LESSEE, or is under common ownership or control with LESSEE, or any entity succeeding to LESSEE as a direct result of a merger or consolidation or asset or stock transfer (“Permitted Transfer”).  Additionally, LESSEE may enter into an office sharing agreement for portions of the Leased Premises with Alnara Pharmaceuticals, Inc., during the first and second Lease Years hereunder (the “Permitted Office Share”). Such Permitted Office Share shall be on terms and conditions satisfactory to LESSEE and will not require LESSOR’s consent; shall not be subject to the Rent Mark Up (as defined below) due to the LESSOR; and shall not trigger LESSOR’s recapture rights (as set forth below).

The grounds upon which LESSOR may reasonably withhold its consent are as follows:

(i)           The prospective assignee’s or sublessee’s intended use of the Premises is not a permitted use under or will not conform with the restrictions set forth in Section 6 of the Lease; or,

(ii)           The nature, character, class and standards of the prospective assignee’s or sublessee’s business will not be consistent with those of other lessees in the Building; or,

(iii)           The financial strength and reliability of a prospective assignee is not sufficient, in LESSOR’s reasonable business judgment, to meet all of LESSEE’s obligations to be performed as of and from the date of said assignment.  The prospective assignee must produce to LESSOR’s accountants, if available, a verified and current audited financial statement, (or if none has been prepared by said prospective assignee within the past three years, a CPA or CFO certified current financial statement); or,

(iv)           The operations of the prospective assignee or sub-lessee will violate any exclusive or other rights given any other lessees in the Building; or,

(v)           The failure of LESSOR’s institutional mortgage lender(s) to consent, if required by the terms of the mortgage (LESSOR to use diligent efforts to request such consent).

LESSOR, in addition to Annual Base Rent and all Additional Rent hereunder, shall be entitled to fifty (50%) percent of the amount of any and all sums assessed or collected by LESSEE, in whatever form, attributable arising out of any permitted subletting or assignment (after deduction for reasonable and actual brokerage commissions and reasonable and actual attorneys fees incurred which exceed said Annual Base Rent or Additional Rent hereunder, (herein, “Rent Mark-Up”).

Notwithstanding LESSOR’s consent to the assignment or subletting, as contemplated above, LESSEE shall remain primarily liable to LESSOR for the payment of all Rent and for the full performance of the covenants and conditions of this Lease; and LESSOR may (immediately in the case of an assignment, or in the case of a sublease after default by LESSEE after notice and expiration or any applicable cure period) collect all sums due as Rent directly from the assignee/subtenant.

Notwithstanding the foregoing, in the event that LESSEE desires to assign this Lease (other than a Permitted Transfer) or sublet the Premises or any portion thereof (other than a Permitted Transfer or a Permitted Office Share), LESSEE shall in each such instance notify the LESSOR in writing, stating the intended effective date of the proposed assignment or sublet (the “Assignment/Sublet Effective Date”).  LESSOR shall have a period of 60 days from the date it receives such notice to exercise an election to recapture the Take Back Space (as such term is defined below) in accordance with terms and conditions of this paragraph, in LESSOR’s sole discretion and without any obligation to do so.  LESSEE shall provide LESSOR, upon request, any material information in the possession of LESSEE (or its intended assignee or subtenant) reasonably necessary for LESSOR to make its decision LESSEE shall identify to LESSOR the space proposed to be assigned or sublet (the “Take Back Space”) and the term of the proposed sublease (if less than the entire remaining term).  If LESSOR elects to recapture the Take Back Space, LESSOR shall send written notice thereof to LESSEE within such 60 day period, time of the essence; and LESSEE shall be irrevocably bound to surrender and vacate the Take Back Space as if the Term of the Lease had expired on the Assignment/Sublet Effective Date set forth in the LESSEE’s initial notice to LESSOR; and provided LESSEE vacates and surrenders on said date, without being in default of any provision hereof as of said date, this Lease shall be null and void and without recourse to either party hereto with respect to such space (but for terms and conditions contemplated herein to survive termination of this Lease) and, if such recapture is for less than the entire Premises, the Rent and Tenant’s Allocable Percentage hereunder shall be adjusted pro-rata. If LESSOR fails to exercise its option to recapture the Take Back Space strictly in accordance with terms of this paragraph then LESSOR shall have no further rights under this section to recapture the Take Back Space and LESSEE shall be free to sublet or assign the Take Back Space subject to LESSOR’s consent requirements set forth herein, but only as to the Take Back Space and the identified parties.  LESSEE shall not be entitled to any payments, commissions, credits, offsets, or any kind or nature arising from said sublet, nor shall any individual or entity acting by, through, or under LESSEE be so entitled.  If LESSOR elects to recapture the Take Back Space in accordance with terms herein, LESSEE shall be subject to the penalties for holding over set forth in this Lease, if it fails to vacate and surrender the Premises or applicable portion thereof by the Sublet/Assignment Effective Date, or if it fails to discharge (or cause its lenders or others with which LESSEE has dealt to discharge) any and all liens or other encumbrances, notices, or restrictions on its leasehold or contractual interest in and to the Premises or applicable portion thereof as of said date.  Nothing in this paragraph shall require LESSOR to make an election to take back the Premises or applicable portion thereof, and nothing in the aforesaid process shall relieve LESSEE of its liability under this Lease should LESSOR elect not to take back the Premises or applicable portion thereof.

13.   Subordination.    This Lease shall be subject and subordinate to any and all instruments of record, mortgages, and other instruments in the nature of a mortgage, extant or coming into existence at any time hereafter, and LESSEE shall, when requested, promptly within fifteen (15) days of request, execute and deliver such reasonable written instruments (on LESSOR’s lender’s form) as shall be reasonably necessary to show the subordination of this lease to said instruments of record, mortgages, or other such instruments in the nature of a mortgage; and LESSOR shall use best efforts to ensure that the holders of such mortgages provide LESSEE with non-disturbance agreements recognizing the rights of LESSEE under this Lease.  The LESSOR’s lender’s SNDA form attached hereto as Exhibit F and the terms and conditions set forth herein shall be deemed to be presumptively reasonable with respect to the foregoing standard.

Notwithstanding the foregoing, LESSOR shall promptly obtain non-disturbance agreements from any ground or underlying lessors or present or future mortgagees of Landlord's interest in the Leased Premises, in exchange for the execution of the subordination agreement by the LESSEE.  The subordination of this Lease to mortgages hereinafter placed on the Building or land (as described above) shall be conditioned on the receipt by LESSEE from the mortgagee of a non-disturbance agreement, in recordable form, providing in substance that in the event of a foreclosure of such mortgage, this Lease, and LESSEE'S possession shall not be disturbed. The LESSOR’s lender’s SNDA form attached hereto and the terms and conditions set forth herein shall be deemed to be presumptively reasonable with respect to the foregoing standard.

14.   Lessor’s Access to Leased Premises.     LESSOR or agents of LESSOR may at reasonable times and upon reasonable notice where possible enter to view the Leased Premises and may remove any signs not approved and affixed as herein provided, and may make repairs and alterations as LESSOR is required or elects to do and repairs which LESSEE is required but has failed to do (but only after notice and an opportunity to repair being provided to LESSEE), and may show the Leased Premises to prospective mortgagees, appraisers, brokers, and others and, during the final year of the Term, to prospective tenants.  Additionally, to the extent necessary to service other portions of the Leased Premises or the common areas or other tenant spaces in the building; LESSOR may add, relocate, or maintain a chase, pipes, conduits, or ducts, within the Leased Premises provided the aforesaid do not materially interfere with LESSEE’s use of the Leased Premises or its aesthetics or materially reduce the useable space within the Leased Premises.  Any entry by LESSOR onto the Leased Premises for this purpose shall be done in such manner as to minimally interfere with the business conducted thereon by LESSEE, and undertaken with reasonable steps to protect LESSEE’s property.

15.   Snow Removal.     LESSOR will be responsible for the removal or other treatment of snow and ice on walkways, sidewalks, entryways and parking areas.  Notwithstanding the foregoing, however, LESSEE shall hold LESSOR harmless from any and all claims by LESSEE’s agents, representatives, employees or business invitees for damage or personal injury resulting in any way from snow or ice on any area serving the Building, provided LESSOR has performed this obligation absent LESSOR’s gross negligence or willful misconduct.

16.   Access and Parking.     LESSEE shall be granted, at current rates (which may be increased from time to time to reflect market increases), the right to park up to twelve (12) cars in the Building’s on-site indoor parking lot or facility on an unassigned and unreserved basis, in single or tandem spaces or on a valet basis which LESSOR in its sole discretion shall designate from time to time.   The initial parking rate therefor shall be
$ 210 per month, per car, which monthly rate may be changed by LESSOR in its discretion subject to and reflective of periodic market changes.  All payments for these parking rights shall be considered to be Additional Rent under this Lease.  Additionally, LESSEE shall be entitled to up to an additional four (4) parking spaces (i.e. sixteen (16) parking spaces in total) in the building garage (but only on a valet basis, and only to the extent LESSOR is providing valet service to the building garage, which LESSOR shall not be obligated to do), at then current rates as set by LESSOR in its discretion.   The Building garage, plus any stairs, walkways or other means of ingress or egress controlled by the LESSOR shall not in any case be considered extensions of the Leased Premises.  LESSEE will not obstruct in any manner any portion of the Building or the walkways or approaches to the Building, and will conform to all reasonable and non-discriminatory rules now or hereafter made by LESSOR for parking, and for the access and egress, security, care, use, or alteration of the Building garage, its facilities and approaches.  LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation to LESSEE.  No vehicles shall be stored or left in any parking area for more than three (3) nights without LESSOR’s written approval.  Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight at any time.  LESSEE agrees to assume all expense and risk for the towing of any misparked vehicle belonging to LESSEE or LESSEE’s agents, employees, business invitees, or callers, at any time.  For the purpose of this section the term “space” shall mean general access for one motor vehicle.  All vehicles shall be parked and left on the premises at their owners’ sole risk and LESSOR shall not be liable for any damages caused to said vehicles while they are parked or left on the premises, except to the extent due to LESSOR’S negligence or willful misconduct.

17.   Lessee’s Liability Insurance.     LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the Leased Premises from whatever cause arising, (unless caused by the negligent acts or omissions of LESSOR), and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the Leased Premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR from any and all liability, reasonable expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid.  LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR (and its lenders and any other entity reasonably requested by LESSOR) against any claims based on bodily injury (including death) arising out of the condition of the Leased Premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and said other entities against any claim up to Three Million ($3,000,000.00) Dollars per occurrence for personal injury or damage to property.  LESSOR and its lenders shall be included in such policy as additional insureds.  LESSEE will promptly file with LESSOR certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies.  All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days prior written notice to each insured named therein.

18.   Fire, Casualty, Eminent Domain.     Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, a just and proportionate abatement of rent shall be made, and LESSOR may elect to terminate this Lease by written notice given within sixty (60) days of the fire, casualty or taking, in which case this Lease shall terminate as of the date of such fire, casualty or taking.  When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for LESSEE’s use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this Lease if: (a) LESSOR fails to give written notice within sixty (60) days of intention to restore Leased Premises, or (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for LESSEE’s use within one hundred eighty (180) days of said fire, casualty or taking, or (c) Leased Premises cannot reasonably be anticipated to be restored to a condition substantially suitable for LESSEE’s use within one hundred eighty (180) days of said fire, casualty or taking. If any portion of the Leased Premises are damaged by fire or other casualty or taken by eminent domain and no termination has been elected, a just and proportionate abatement of rent shall be made, and LESSOR shall proceed with diligence to restore the Leased Premises.  LESSOR reserves all rights for all damages or injury to the Leased Premises for any taking by eminent domain; except for damage to LESSEE’s moveable fixtures, property or equipment, or moving expenses, which are specifically allocated to LESSEE by the taking authority or arbitrators.

19.   Brokerage.     LESSEE and LESSOR each warrants and represents to the other that they have dealt with no broker or third person with respect to this Lease or the Leased Premises or Building entitled to a commission as a result of this Lease, other than CB Richard Ellis and Colliers Meredith & Grew, whose fee shall be paid by LESSOR pursuant to a separate written agreement; and LESSOR and LESSEE each agree to indemnify and hold harmless the other from any fees, expenses, or damages arising from breach of the above warranty.

20.   Signage.     LESSEE shall have the right, at LESSOR’s expense, to have its name included in any central directory in the Building’s lobby maintained by LESSOR listing the Building’s other tenants.  LESSOR authorizes LESSEE, if desired, to display one sign on LESSEE’s office entrance door (at LESSEE’s expense) consistent with similar signs of other tenants.  LESSEE shall obtain the written consent of LESSOR before erecting any sign on the Leased Premises visible from outside the Leased Premises, which consent may be conditioned on compliance with LESSOR’s requests as to size, wording, and location of such signs, but which shall not be unreasonably withheld or delayed.

21.   Default.     In the event that: (a) LESSEE shall default in the payment of the security deposit or any installment of Annual Base Rent of any Additional Rent, and such default shall continue for five (5) business days after written notice thereof; or (b) LESSEE shall default in the observance or performance of any other of LESSEE’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or within such longer time as may be reasonably necessary provided LESSEE commences to cure within such 30-day period and diligently pursues such cure to completion; (c) LESSEE shall be declared bankrupt or insolvent according to law, or if any voluntary or involuntary petition for bankruptcy is filed against LESSEE and not discharged within sixty (60) days from filing; or if any assignment shall be made of LESSEE’s property for the benefit of creditors; then, while such default continues, and without demand or further notice, LESSOR shall have the right to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and to remove LESSEE’s effects, without being guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used for arrears of rent and other default of breach of covenant.  LESSEE shall indemnify LESSOR against all loss of Rent and other payments which LESSOR may incur by reason of such termination during the remainder of the term, it being expressly understood that LESSOR shall use reasonable efforts to relet the Leased Premises and collect all rents from such reletting.  If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any one of the provisions in any section of this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may after the expiration of any applicable cure period, remedy same for the account and at the expense of LESSEE, (including but not limited to application of any or all of the Security Deposit held by LESSOR).  If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen percent per annum and costs, shall be paid to LESSOR by LESSEE as additional rent.  Upon default of this Lease by LESSEE, and because the payment of Rent in monthly installments is for the sole convenience of LESSEE, the entire balance of the Rent which would accrue hereunder shall at the option of LESSOR become immediately due and payable.  The foregoing shall be subject to LESSOR’s agreement to take reasonable steps to mitigate its damages (in which case the LESSOR shall repay to LESSEE the mitigated amount against the accelerated Rent paid by LESSEE), but such mitigation shall not be construed to require LESSOR to lease to any substitute tenant: (a) at any Rent that is less than the lower of: (i) the Rent that is set forth in this Lease, or (ii) the Rent for comparable space in the Building being marketed by LESSOR as of the date of the default; (b) for a Term that is less than the remaining balance of the Term of the Lease; (c) on any terms or conditions that are materially less favorable to LESSOR than those set forth in the Lease; or (d) if such substitute tenant is reasonably objectionable to the LESSOR.  Notwithstanding the foregoing, LESSEE agrees to pay reasonable attorney’s fees incurred by LESSOR in enforcing any or all obligations of LESSEE under this Lease at any time.

22.   Notices.     Any notice from LESSOR to LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to the Leased Premises  or LESSEE’s last designated address by reputable overnight courier with receipt acknowledged, or by certified mail, return receipt requested, postage prepaid, addressed to LESSEE.  Any notice from LESSEE to LESSOR relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to LESSOR or reputable overnight courier with receipt acknowledged, or by certified mail, return receipt requested, postage prepaid, addressed to: Rivertech Associates II, LLC 575 Boylston Street, Boston, Massachusetts 02116 or at LESSOR’s last designated address.  Notices shall be deemed given upon the date of actual delivery or refusal to accept delivery.  Time is of the essence in delivery of any notice, and the performance of any obligations relating thereto.

23.   Lessee’s Occupancy.     In the event that LESSEE remains in any part of the Leased Premises after the agreed termination date of this Lease without the written permission of LESSOR, then all other terms of this Lease shall continue to apply, except that LESSEE shall be liable to LESSOR for any direct loss, damages or expenses incurred by LESSOR (but not consequential damages), and all Annual Base Rent and other Rent shall be due in full monthly installments at a rate of two hundred fifty (250%) percent of that which would otherwise be due under this Lease, it being understood between the parties that such extended occupancy as a tenant at sufferance is solely for the benefit and convenience of LESSEE.

24.   Rules and Regulations.     LESSEE and LESSEE’s servants, employees, agents, invitees and licensees shall observe faithfully and comply strictly with such reasonable and non-discriminatory rules and regulations governing the use of the Building and site and all common areas as LESSOR may from time to time, adopt and of which LESSEE has been notified.

25.   Outside Area Limitations.     No goods or things of any type or description shall be held or stored outside the Leased Premises at any time without the express written approval of LESSOR, except bicycles which shall be stored only in the bicycle rack to be provided by LESSOR.

26.   Environmental Compliance.     LESSEE will conduct its operations within the Leased Premises so as not to interfere in any way with the use and enjoyment of other tenants in the Building, by reason of offensive odors, smells, noise, accumulation of garbage or trash, vermin or other pests or otherwise and will, at its expense, employ a professional pest control service if necessary as a result of LESSEE’s operations.  LESSEE agrees to maintain efficient and effective device for preventing damage to heating equipment from harmful solvents, degreasers, or cutting oils, which may be used within the Leased Premises.  No hazardous wastes, radioactive materials chemicals or harmful biological agents or materials of any sort shall be stored or allowed to remain within the Leased Premises at any time, without LESSOR’s prior notice and consent, which consent shall not be unreasonably withheld or delayed.  LESSOR hereby expressly approves LESSEE’s storage and use of the chemicals and materials listed on Exhibit E attached hereto in the Leased Premises.

Prior to vacating the Leased Premises at the end of the Term (or any applicable extension), or sooner in the event of a default hereunder that remains uncured after any notice or cure period, LESSEE at its sole cost and expense shall provide LESSOR with an environmental audit by a qualified environmental engineering firm reasonably satisfactory to LESSOR.  The aforesaid environmental audit shall affirmatively certify that the Leased Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, bacteriological agents or organisms which would render the Leased Premises in violation of G.L.c.21E, CERCLA, or SARA, or any regulations, promulgated thereunder.  LESSEE shall be responsible to LESSOR (and any Lenders to the Building) for any and all environmental hazards or conditions which did not appear on the environmental audit provided to LESSOR by the LESSEE, and which preclude or condition the foregoing affirmative certification due from LESSEE as contemplated above, to the extent said hazards or conditions are reasonably attributable to LESSEE’s activities and use of their space.

LESSOR represents and warrants that LESSOR has not received any current outstanding notices that the Building and all tenants of the Building are not in compliance with all applicable laws rules and regulations, including, but not limited to, environmental laws.

27.   Responsibility.     Except to the extent due to LESSOR’s negligence or willful misconduct, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage or escape of water or for cessation of any service rendered customarily to said Leased Premises or buildings or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’s immediate control.  In the event there is an interruption of either services or any other event within LESSOR’s control which materially interferes with LESSEE’s use and enjoyment of the Leased Premises (in whole or in substantial part) and which interruption continues uninterrupted for more than five (5) business days, then Rent shall be proportionately abated until use is restored.

28.   Surrender.     LESSEE shall have the right, but not the obligation, to remove, at the expiration or sooner termination of this Lease, (except upon LESSEE’s uncured Event of Default) any and all LESSEE’s Property purchased, paid for, and brought into or installed in the Leased Premises by LESSEE after the execution of this Lease, including without limitation trade fixtures, furniture, and equipment (collectively, “Lessee’s Property”); however, LESSEE shall, prior to the expiration or sooner termination of the Lease, repair any damage caused by such removal.  LESSEE shall deliver to LESSOR the Leased Premises and all keys locks, and, except for LESSEE’s Property, all built-in fixtures, built-in equipment, alterations, additions and improvements made to or upon the Leased Premises prior to the execution of this Lease, including but not limited to any offices, partitions, cold room, plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, built-in water coolers, burglar alarms, telephone wiring, wooden or metal shelving which has been bolted, welded or otherwise attached to any concrete or steel, member of the Building, compressors, air or gas distribution piping, cabinetry, overhead cranes, hoists, trolleys or conveyors, counters or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, distribution panels, bus ducts, raceways, outlets and disconnects, and excluding the compressors, and any built-in component work stations that LESSEE may install during the term.  LESSEE shall deliver the Leased Premises reasonable wear and tear and damage by fire or other casualty only excepted.  In the event of LESSEE’s failure to remove any of LESSEE’s Property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto and at the sole risk of LESSEE to remove and store any such property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned.

29.   Quiet Enjoyment.     So long as LESSEE keeps, observes and performs each of the terms herein contained on the part of LESSEE to be kept, observed and performed, LESSEE shall quietly enjoy the Leased Premises without hindrance or molestation by LESSOR or any parties claiming through LESSOR.

30.   Miscellaneous Provisions.     The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof.  The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations occurring as of the beginning of the term of this lease, or thereafter while LESSOR of the Leased Premises.  The obligations of LESSOR and LESSEE shall not be binding upon any director, officer, shareholder, partner, Trustee or beneficiary of LESSOR or LESSEE.  Notwithstanding the definition herein of “Commencement Date”, “Termination Date”, or “Term”, or LESSOR’s obligations to deliver the Premises, this Lease shall be binding and enforceable as against the parties hereto as of the date of its execution.

31.   Waivers and Legal Limitations.     No consent or waiver, express or implied, by LESSOR or LESSEE, to or of any other breach of the other party of any covenant, condition or duty of that party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.  If LESSEE is several persons or a partnership, LESSEE’s obligations are joint or partnership and also several.  Unless repugnant to the extent.  “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

32.   Lessor’s Delivery of the Leased Premises.     The date upon which LESSOR first delivers the Leased Premises to LESSEE in compliance with the terms and conditions of this Lease (including but not limited to providing a current valid Certificate of Occupancy for the Leased Premises) is referred to herein as the “Delivery Date.”  The Delivery Date shall be conclusively established by delivery of a notice to LESSEE granting LESSEE access to the Leased Premises accompanied by a Certificate of Occupancy for the Leased Premises on the 4th floor of the Building (the “Delivery Notice”).  The Lease Premises will comply with the conditions set forth in Section 11 hereof as of the Delivery Date.

Notwithstanding the Delivery Date or subsequent Commencement Date as contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution.

33.   Option to Extend.     LESSEE, provided it is not then in default under this Lease after notice and the expiration of any applicable cure period, or has not defaulted after notice and the expiration of any applicable cure period more than two times, shall have an option to extend its tenancy as to the Leased Premises, on the terms and conditions herein, for one additional period of thirty six (36) months at the then current "Market Rent”, (including annual escalations thereon for each year of the extended term based on increases in the consumer price index or fixed increases, as the case may be,  in accordance with then prevailing market forces), (herein, the “Extended Term”).    Said Extended Term shall commence, subject to proper exercise of LESSEE’s option hereunder, on the Termination Date of the original Term, and shall terminate on that date which is thirty six (36) months after the original Termination Date.

LESSEE shall exercise its option by delivering to LESSOR its written notice not later than twelve (12) full months prior to the original Termination Date.  Once delivered, written notice to extend is irrevocable.

 “Market Rent” as used herein shall be that rent charged for comparable first class research laboratory and office space in the mid-Cambridge submarket as of the end of the original Term; but in no event shall “Market Rent” for the Extended Term be less than that figure payable by LESSEE during the last Lease Year of the original Term. If, after good faith attempts, but no later than sixty (60) days prior to the expiration of the original Term, the LESSOR and LESSEE cannot agree on a figure representing Market Rent, then either party, upon written notice to the other, may request arbitration of the issue as provided in this section.  Within fourteen (14) days of the request for arbitration, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party’s appraiser.  Each appraiser shall be paid by the party selecting him or it.  The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection.  The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent.  They shall make their determination in writing, including a statement if such is the case, that they are at an impasse.  Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and his reasons and substantiation therefor.  The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, and make his own determination as to the figure representing Market Rent.  The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties.

Annual Base Rent and Additional Rent during any Extended Term shall be payable in advance, in equal monthly installments on the first day of each calendar month.

34.   Extended Term Additional Rent.     LESSEE in addition to the sums payable annually to LESSOR as Annual Base Rent, shall pay to LESSOR for each year of any Extended Term, as Additional Rent, LESSEE’s Allocable Percentage (as determined by the approximate total rentable space leased) for Operating Expenses, Real Estate Taxes and Utilities as contemplated in Sections 3, 4 and 7 hereof.

35.   Estoppel Certificates.  Upon not less than fifteen days prior written request by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR a statement in writing certifying that that to the best of LESSEE’s knowledge this Lease is unmodified and in full force and effect and that LESSEE has at the time of such statement no defenses, offsets or counterclaims against its obligations to pay Annual Base Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Annual Base Rent and Additional Rent and other charges have been paid.  Any such statement delivered pursuant to this Section may be relied upon by any prospective purchase or mortgagee of the Premises, or any prospective assignee of any such mortgagee or the LESSOR.  Upon not less than fifteen days prior written request by LESSEE, LESSOR shall deliver a similar statement in writing to LESSEE, and any such statement may be relied upon by any prospective sublessee or assignee of this Lease.

36.   Governing Law.   This Lease constitutes the full and complete agreement between the parties shall be construed under and according to the laws of the Commonwealth of Massachusetts.  Any provision of this Lease which is deemed void or unenforceable shall not invalidate or render void or unenforceable the entire Lease.

[Signatures Provided on the Following Page]

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and  seals and intend to be legally bound hereby as of the date first written above.

LESSOR

RIVERTECH ASSOCIATES II, LLC
By Rivertech Associates II, Inc.,
its duly authorized Manager

By:_______________________________
     Robert Epstein, President

LESSEE

NEOSTEM, INC.

By:____________________________________

By:____________________________________